EXHIBIT 23.2

CONSENT OF GRANT THORNTON LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated November 17, 2006, accompanying the consolidated financial statements and schedule and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Semitool, Inc. on Form 10-K for the year ended September 30, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Semitool, Inc. on Form S-8, effective May 10, 2007.

/s/ GRANT THORNTON LLP

Salt Lake City, Utah
May 7, 2007